EXHIBIT 23.2



MANTYLA MCREYNOLDS  LLC
           THE CPA. NEVER UNDERESTIMATE THE VALUE.(SM)








                  CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form SB-2/A, Pre-Effective Amendment No. 3, of our report dated February 28, 2006, except as to note 2(i), which is as of May 19, 2006, on our audit of the financial statements of Chilco River Holdings, Inc. and Subsidiaries, as of December 31, 2005 and for the years ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts and Changes In and Disagreements with Accountants on Accounting and Financial Disclosure".






                                        /s/ Mantyla McReynolds LLC
                                        ----------------------------------------
                                        Mantyla McReynolds LLC
                                        Salt Lake City, Utah
                                        May 19, 2006





           5872 South 900 East, Suite 250  o  Salt Lake City, Utah 84121  o
                       (801) 269-1818  o  Fax (801) 266-3481